Exhibit 99.1

APOLLO INVESTMENT CORPORATION
CLOSES PUBLIC OFFERING OF COMMON STOCK
INCLUDING OVER-ALLOTMENT OPTION

NEW YORK—December 15, 2009—Apollo Investment Corporation (the “Company”) (NASDAQ-GS: AINV) announces the closing of its public offering of common stock.  In connection with the closing, the underwriters exercised their over-allotment option and purchased an additional 1.5 million shares of the Company's common stock at $9.82 per share. With the exercise of the over-allotment option, a total of 11.5 million shares of common stock were sold in the offering. The Company raised approximately $107.8 million in net proceeds after deducting underwriting discounts and commissions.

The Company expects to use the net proceeds of this offering to fund new investments, repay outstanding indebtedness and for general corporate purposes.

BofA Merrill Lynch, Citi, J.P. Morgan and UBS Investment Bank were joint bookrunning managers for the offering.  BMO Capital Markets, Keefe, Bruyette & Woods, RBC Capital Markets and SunTrust Robinson Humphrey were senior co-managers and Fortis Securities LLC, Natixis Bleichroeder LLC and Stifel Nicolaus were co-managers.  Investors are advised to carefully consider the investment objectives, risks and charges and expenses of Apollo Investment Corporation before investing.  The prospectus contains this and other information about Apollo Investment Corporation and should be read carefully before investing.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of the shares referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.  A registration statement relating to these securities was filed and has been declared effective by the Securities and Exchange Commission.

A copy of the prospectus for the offering may be obtained from: BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attention: Preliminary Prospectus Department or email Prospectus.Requests@ml.com; Citi, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220, (800) 831-9146; J.P. Morgan Securities Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, (866) 803-9204; UBS Investment Bank, 299 Park Avenue, New York, New York 10171, Attention: Prospectus Department, (888) 827-7275.

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end, externally managed, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies as well as public companies whose securities are thinly traded. The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:

Richard L. Peteka
Apollo Investment Corporation
(212) 515-3488